Exhibit 10.3
FIRST AMENDMENT TO SECURITY AGREEMENT

(Domestic Revolving Line of Credit)

            This First Amendment to Security Agreement (this “Amendment”), dated as of May 5, 2009 is between Bank of America, N.A. (the “Bank”) and GSE Systems, Inc., a Delaware corporation (“GSE”), and GSE Power Systems, Inc., a Delaware corporation (“Power”), (GSE and Power are referred to collectively as, the “Pledgor”).

BACKGROUND

  The Bank, as lender, and the Pledgor, as co-borrowers, are parties to that certain Loan Agreement (Domestic Revolving Line of Credit) dated as of March 28, 2008 (the “Domestic Loan Agreement”), which loan agreement evidences a domestic revolving line of credit from the Bank to the Pledgor (the “Loan”).

  In connection with the Domestic Loan Agreement, the Pledgor executed that certain Security Agreement dated as of March 28, 2008 (the “Original Security Agreement”), pursuant to which the Pledgor pledged to the Bank certain assets of the Pledgor as collateral to secure the Loan.

  Pledgor has requested that the Bank modify the Loan, and the Bank has agreed to do so, upon the terms and conditions set forth in this Amendment and that certain First Amendment to Loan Agreement (Domestic Revolving Line of Credit) of even date herewith.

  The purpose of this Amendment is to, among other things, amend the scope of the Collateral set forth in the Original Security Agreement in connection with the modification of the Loan.

AGREEMENT

            Now, therefore, in consideration of the premises and the mutual agreements contained herein, the parties hereby to amend the Original Security Agreement on the following terms and conditions:

SECTION 1.    DEFINITIONS.  All capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Original Security Agreement, unless the context specifically requires otherwise.

SECTION 2.    AMENDMENTS TO ORIGINAL SECURITY AGREEMENT.  The following amendments are hereby made to the Original Security Agreement:

(A)       Section 1(d) of the Original Security Agreement is hereby amended and restated in its entirety to read as follows:

            “(d)      All of the Pledgor’s deposit accounts with the Bank, including, but not limited to, the specific deposit account described on Exhibit B to this Agreement (the “Deposit Account”). The Collateral shall include any renewals or rollovers of the deposit accounts, any successor accounts, and any general intangibles and choses in action arising therefrom or related thereto.”

            (B)       Section 3(m) of the Original Security Agreement is hereby amended and restated in its entirety to read as follows:

            “(m)     The Pledgor shall not withdraw funds from the Deposit Account without the Bank's prior written consent.  The Pledgor agrees that, upon maturity of the Deposit Account, such Deposit Account shall be renewed at the Bank’s then prevailing rate of interest for successive ninety (90) day periods (or such other time period as may be agreed by the Bank and the Pledgor).  Notwithstanding the Bank's security interest in the proceeds of the Deposit Account, the Bank will continue to pay to the Pledgor interest accruing thereunder until the occurrence of a default under this Agreement.  Upon Bank’s request, Pledgor shall deliver any certificate evidencing the Deposit Account to Bank, duly endorsed over to Bank, as necessary.”

(C)       Exhibit B attached to this Amendment is hereby added as a new Exhibit B to the Original Security Agreement.

SECTION 3.    REAFFIRMATION.     The parties hereto agree that Except as modified hereby, all of the terms, covenants and conditions of the Original Security Agreement, are ratified, reaffirmed and confirmed and shall continue in full force and effect as therein written.  In addition, all representations and warranties made in the Original Security Agreement are true and correct in all material respects as of the date hereof and are hereby reaffirmed.

SECTION 4.    BINDING EFFECT.  This Amendment shall be binding upon the Pledgor and the Bank and their respective successors and assigns, and shall inure to the benefit of the Pledgor and the Bank and their respective successors and assigns.

SECTION 5.    COUNTERPARTS.  This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts.  Each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

SECTION 6.    AMENDMENT AND WAIVER.  No amendment of this Amendment, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in a writing and signed by the parties hereto.

SECTION 7.    GOVERNING LAW.  This Amendment and the rights and obligations of the Pledgor and the Bank shall be governed by and construed according to the laws of the State of Maryland without regard to conflicts of laws principles and the laws of the United States as the same may be applicable.

            SECTION 8.    SEVERABILITY.  Any provision of this Amendment that is held to be inoperative, unenforceable, voidable or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting the remaining provisions in that or any other jurisdiction, and to this end the provisions of this Amendment are declared to be severable.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers on the date first above written, intending to create an instrument executed under seal.

The “Bank”: BANK OF AMERICA, N.A. By: Kevin Mahon Senior Vice President	The “Pledgor”: GSE SYSTEMS, INC. By: (Seal) Jeffery Hough Chief Financial Officer
GSE POWER SYSTEMS, INC. By: (Seal) Jeffery Hough Chief Financial Officer

# 6245482_v1

Exhibit B

Deposit Account

Original Principal Amount	Original Maturity Date
$600,000.00	June 30, 2010

4